VOTE BY TOUCH-TONE PHONE OR THROUGH THE INTERNET
          CALL TOLL-FREE: 1-866-241-6192 OR VISIT WWW.PROXY.STRONG.COM


                           STRONG MULTI CAP VALUE FUND


                 PROXY CARD FOR SPECIAL MEETING OF SHAREHOLDERS

              THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD

The undersigned hereby revokes all previous proxies and constitutes and appoints Christopher O. Petersen and Richard W. Smirl as proxies, each with power to act without the other, and with power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of stock of the Strong Multi Cap Value Fund ("Fund"), a series of Strong Equity Funds II, Inc., which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund ("Meeting") to be held at 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051 on October 31, 2003, at 9:00 a.m., Central Time, and at any adjournments thereof, with respect to the matters set forth on the reverse side and described in the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus dated September 15, 2003, receipt of which is hereby acknowledged.

DATE: _________________________, 2003

NOTE: Please sign exactly as your name(s) appear(s) on this Proxy Card. If joint owners, EITHER owner may sign this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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Signature(s) (Title(s), if applicable)


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



                    WE NEED YOUR VOTE BEFORE OCTOBER 31, 2003
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PLEASE, your vote is important and as a shareholder,  you are asked to be at the
Meeting either in person or by proxy. If you are unable to attend the Meeting in person, we urge you to vote by proxy. You can do this in one of three ways: by
(1) completing, signing, dating, and promptly returning this Proxy Card using the enclosed postage prepaid envelope, (2) calling our toll-free telephone
number  at   1-866-241-6192,   or  (3)   voting  on  the   Strong  web  site  at
www.proxy.strong.com. Your prompt voting by proxy will help assure a quorum at the Meeting and avoid additional expenses to the Fund associated with further solicitation. Voting by proxy will not prevent you from personally voting your shares at the Meeting and you may revoke your proxy by advising the Secretary of the Fund in writing (by subsequent proxy or through the web site), or by telephone at 1-866-241-6192, of such revocation at any time before the Meeting.

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                             THANK YOU FOR YOUR TIME


                 PROXY CARD FOR SPECIAL MEETING OF SHAREHOLDERS
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This Proxy will be voted as specified.  If no  specification is made, this Proxy will be voted FOR the proposals and in the discretion of the proxies as to any other matters that may properly come before the Meeting. Please indicate by filling in the appropriate box below.

1.       To  approve   the   Agreement   and  Plan  of       FOR [ ]           AGAINST [ ]           ABSTAIN [ ]
     Reorganization  of Strong  Equity Funds II, Inc.,
     on behalf  of the  Strong  Multi Cap Value  Fund,
     including   an   amendment  to  the  Articles  of
     Incorporation,   as   described   in  the   Proxy
     Statement/Prospectus,  and  the  transactions  it
     contemplates.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

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               TO BE COMPLETED AND SIGNED ON REVERSE SIDE OF CARD